EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 218 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Fund and Portfolio listed on the attached Appendix A, one of the funds constituting Eaton Vance Series Trust II (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended October 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2014

Appendix A

Eaton Vance Series Trust II

Report Date

Fund/Portfolio:

December 18, 2013

Eaton Vance Income Fund of Boston

December 18, 2013

Boston Income Portfolio